Exhibit 99.1

Appendix 4E

Coronado Global Resources Inc.
ARBN 628 199 468

The following comprises the financial information provided to the Australian Securities Exchange ("ASX") under Listing Rule 4.3A, including the consolidated results of Coronado Global Resources Inc. ("Coronado" or the "Company" or the "Group") for the financial year ended 31 December 2023 ("FY23").

All amounts in this Appendix 4E are denominated in United States dollars (USD) unless otherwise indicated.

Results for announcement to the market

Reporting period ("Current period"): Financial year ended 31 December 2023

Previous corresponding period ("Previous period"): Financial year ended 31 December 2022

(In US$ thousands)	31 December 2023	31 December 2022	% Variance
Revenue from ordinary activities	2,890,603	3,571,542	(19%)
Net income from ordinary activities after tax attributable to members	156,065	771,703	(80%)
Net income attributable to members	156,065	771,703	(80%)

A detailed discussion of the Company's operating results for the year ended 31 December 2023 is included in Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the attached Annual Report on Form 10-K for the year ended 31 December 2023 to be filed with the U.S. Securities and Exchange Commission ("SEC").

The consolidated balance sheets, statements of operations and comprehensive income, stockholders' equity, and cash flows for the year ended 31 December 2023 are appended to this Appendix 4E. These audited financial statements and the related notes (collectively, the consolidated financial statements), are also included in Part II, Item 8 "Financial Statements and Supplementary Data" of the attached Annual Report on Form 10-K for the year ended 31 December 2023 to be filed with the SEC.

Net tangible asset backing	Current period	Previous corresponding period
Net tangible asset backing per ordinary security (US$)	7.25	6.39
Net tangible asset backing per CDI (US$)	0.72	0.64

Dividends

Dividends per Chess Depository Interest ("CDI")	Paid or payable on	Amount per CDI	Franked amount per CDI	Unfranked amount per CDI and declared to be conduit foreign income
Ordinary dividend - paid	5 April 2023	0.005	0.005	NIL
Ordinary dividend - paid	19 September 2023	0.005	0.005	NIL
Ordinary dividend – payable	4 April 2024	0.005	0.005	NIL

On 20 February 2024 Australia time (19 February 2024, New York City, United States time) the Company's Board of Directors declared a bi-annual fully franked fixed ordinary dividend ("dividend") of $0.005 per CDI. The dividend will have a record date of 12 March 2024, Australia time, payable on 4 April 2024, Australia time. Holders of CDI trading on the ASX who elect to receive the dividend in Australian currency will be paid based on exchange rate on the record date. The ex-dividend date will be 11 March 2024, Australia time.

There are no Dividend Reinvestment plans for the dividend.

Consolidated Balance Sheets (In US$ thousands, except share data) Assets December 31, 2023 December 31, 2022 Current assets: Cash and cash equivalents $ 339,295 $ 334,629 Trade receivables, net 263,951 409,979 Income tax receivable 44,906 — Inventories 192,279 158,018 Other current assets 103,609 60,188 Assets held for sale — 26,214 Total current assets 944,040 989,028 Non-current assets: Property, plant and equipment, net 1,506,437 1,389,548 Right of use asset – operating leases, net 80,899 17,385 Goodwill 28,008 28,008 Intangible assets, net 3,108 3,311 Restricted deposits 68,660 89,062 Deferred income tax assets 27,230 — Other non-current assets 19,656 33,585 Total assets $ 2,678,038 $ 2,549,927 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 113,273 $ 61,780 Accrued expenses and other current liabilities 312,705 343,691 Income tax payable — 119,981 Asset retirement obligations 15,321 10,646 Contract obligations 40,722 40,343 Lease liabilities 22,879 7,720 Other current financial liabilities 2,825 4,458 Liabilities held for sale — 12,241 Total current liabilities 507,725 600,860 Non-current liabilities: Asset retirement obligations 148,608 127,844 Contract obligations 61,192 94,525 Deferred consideration liability 277,442 243,191 Interest bearing liabilities 235,343 232,953 Other financial liabilities 5,307 8,268 Lease liabilities 61,692 15,573 Deferred income tax liabilities 100,145 95,671 Other non-current liabilities 34,549 27,952 Total liabilities $ 1,432,003 $ 1,446,837 Common stock $0.01 par value; 1,000,000,000 shares authorized, 167,645,373 shares issued and outstanding as of December 31, 2023 and December 31, 2022 1,677 1,677 Series A Preferred stock $0.01 par value; 100,000,000 shares authorized, 1 Share issued and outstanding as of December 31, 2023 and December 31, 2022 — — Additional paid-in capital 1,094,431 1,092,282 Accumulated other comprehensive losses (89,927) (91,423) Retained earnings 239,854 100,554 Total stockholders’ equity 1,246,035 1,103,090 Total liabilities and stockholders’ equity $ 2,678,038 $ 2,549,927

Consolidated Statements of Operations and Comprehensive Income
(In US$ thousands, except share data)

	Year ended December 31,		
	2023	2022	2021
Revenues:			
Coal revenues	$ 2,830,689	$ 3,527,626	$ 2,010,996
Coal revenues from related parties	—	—	97,335
Other revenues	59,914	43,916	40,140
Total revenues	2,890,603	3,571,542	2,148,471
Costs and expenses:			
Cost of coal revenues (exclusive of items shown separately below)	1,731,630	1,515,585	1,195,250
Depreciation, depletion and amortization	160,711	167,046	177,875
Freight expenses	259,710	249,081	241,862
Stanwell rebate	136,523	165,995	55,403
Other royalties	345,882	385,065	142,751
Selling, general, and administrative expenses	84,177	42,499	30,666
Restructuring costs	—	—	2,300
Total costs and expenses	2,718,633	2,525,271	1,846,107
Other income (expenses):			
Interest expense, net	(56,751)	(67,632)	(68,062)
Loss on debt extinguishment	(1,385)	(5,336)	(8,477)
Decrease (increase) in provision for discounting and credit losses	4,216	(3,821)	8,042
Gain on disposal of asset held for sale	—	—	14,845
Other, net	5,764	33,795	(6,187)
Total other expense, net	(48,156)	(42,994)	(59,839)
Income before tax	123,814	1,003,277	242,525
Income tax benefit (expense)	32,251	(231,574)	(53,102)
Net income	156,065	771,703	189,423
Less: Net loss attributable to noncontrolling interest	—	—	(2)
Net income attributable to Coronado Global Resources Inc.	$ 156,065	$ 771,703	$ 189,425
Other comprehensive loss, net of income taxes:			
Foreign currency translation adjustment	1,496	(47,195)	(17,451)
Net gain on cash flow hedges, net of tax	—	—	2,029
Total other comprehensive gain (loss)	1,496	(47,195)	(15,422)
Total comprehensive income	157,561	724,508	174,001
Less: Net loss attributable to noncontrolling interest	—	—	(2)
Total comprehensive income attributable to Coronado Global Resources Inc.	$ 157,561	$ 724,508	$ 174,003
Earnings per share of common stock			
Basic	0.93	4.60	1.21
Diluted	0.93	4.60	1.21

Consolidated Statements of Stockholders’ Equity (In US$ thousands, except share data) Common stock Preferred stock Additional paid in capital Accumulated other comprehensive losses (Accumulated losses) Retained earnings Noncontrolling interest Total stockholders' Shares Amount Series A Amount equity Balance December 31, 2020 138,387,890 $ 1,384 1 $ — $ 993,052 $ (28,806) $ (158,919) $ 152 $ 806,863 Net income (loss) — — — — — — 189,425 (2) 189,423 Other comprehensive loss(net of $870 deferred income tax) — — — — — (15,422) — — (15,422) Total comprehensive (loss) income — — — — — (15,422) 189,425 (2) 174,001 Issuance of common stock, net 29,257,483 293 — — 97,448 — — — 97,741 Stock-based compensation for equity classified awards — — — — (250) — — — (250) Acquisition of non-controlling interest — — — — (703) — — (150) (853) Balance December 31, 2021 167,645,373 $ 1,677 1 $ — $ 1,089,547 $ (44,228) $ 30,506 $ — $ 1,077,502 Net income — — — — — — 771,703 — 771,703 Other comprehensive loss — — — — — (47,195) — — (47,195) Total comprehensive (loss) income — — — — — (47,195) 771,703 — 724,508 Stock-based compensation for equity classified awards — — — — 2,735 — — — 2,735 Dividends — — — — — — (701,655) — (701,655) Balance December 31, 2022 167,645,373 $ 1,677 1 $ — $ 1,092,282 $ (91,423) $ 100,554 $ — $ 1,103,090 Net income — — — — — — 156,065 — 156,065 Other comprehensive income — — — — — 1,496 — — 1,496 Total comprehensive income — — — — — 1,496 156,065 — 157,561 Stock-based compensation for equity classified awards — — — — 2,149 — — — 2,149 Dividends — — — — — — (16,765) — (16,765) Balance December 31, 2023 167,645,373 $ 1,677 1 $ — $ 1,094,431 $ (89,927) $ 239,854 $ — $ 1,246,035

Consolidated Statements of Cash Flows (In US$ thousands) Year Ended December 31, 2023 2022 2021 Cash flows from operating activities: Net income $ 156,065 $ 771,703 $ 189,423 Adjustments to reconcile net income to cash and cash equivalents provided by operating activities: Depreciation, depletion and amortization 163,862 165,503 175,814 Amortization of right of use asset - operating leases 12,415 6,704 8,899 Amortization of deferred financing costs 4,300 1,933 3,133 Non-cash interest expense 30,997 31,362 29,120 Amortization of contract obligations (33,026) (36,519) (33,967) Loss on disposal of property, plant and equipment 516 855 415 Equity-based compensation expense (gain) 2,149 2,735 (250) Loss on debt extinguishment 1,385 5,336 8,477 Deferred income taxes (21,338) 40,423 24,417 Reclamation of asset retirement obligations (5,334) (4,543) (4,273) Change in estimate of asset retirement obligation (3,151) 1,543 2,061 Gain on disposal of asset held for sale — — (14,845) (Decrease) increase in provision for discounting and credit losses (4,216) 3,821 (8,042) Changes in operating assets and liabilities: Accounts receivable - including related party receivables, net 155,056 (156,818) (33,545) Inventories (32,774) (41,243) (9,637) Other current assets (477) (12,365) 24,573 Accounts payable 40,159 (27,664) 24,166 Accrued expenses and other current liabilities (25,435) 84,041 64,285 Operating lease liabilities (14,597) (8,244) (10,986) Income tax payable (164,834) 96,326 — Change in other liabilities 6,560 1,754 2,776 Net cash provided by operating activities 268,282 926,643 442,014 Cash flows from investing activities: Capital expenditures (237,205) (199,716) (89,661) Proceeds from the disposal of property, plant, and equipment — 318 1,594 Proceeds from disposal of assets held for sale — — 27,451 Purchase of restricted and other deposits (27,213) (9,761) (103,997) Redemption of restricted and other deposits 26,250 816 30,281 Net cash used in investing activities (238,168) (208,343) (134,332) Cash flows from financing activities: Proceeds from interest bearing liabilities and other financial liabilities — — 411,524 Debt issuance costs and other financing costs (3,436) — (15,263) Principal payments on interest bearing liabilities and other financial liabilities (4,361) (81,310) (412,046) Call premiums paid on early redemption of debt — (2,557) (1,050) Principal payments on finance lease obligations (127) (140) (70) Dividends paid (16,755) (700,244) — Proceeds from stock issuance, net — — 97,741 Net cash (used in) provided by financing activities (24,679) (784,251) 80,836 Net increase (decrease) in cash and cash equivalents 5,435 (65,951) 388,518 Effect of exchange rate changes on cash and cash equivalents (769) (37,351) 3,677 Cash and cash equivalents at beginning of period 334,629 437,931 45,736 Cash and cash equivalents at end of period $ 339,295 $ 334,629 $ 437,931 Supplemental disclosure of cash flow information: Cash payments for interest $ 28,632 $ 36,728 $ 33,462 Cash paid (refund) for taxes $ 147,106 $ 90,888 $ (16,582) Restricted cash $ 251 $ 251 $ 251

Net tangible asset backing per Ordinary Share/CDI (In US$ thousands, except share data) 31 December 2023 31 December 2022 Total Assets 2,678,038 2,549,927 Less: Goodwill 28,008 28,008 Less: Intangible assets 3,108 3,311 Less: Total Liabilities 1,432,003 1,446,837 Net tangible assets 1,214,919 1,071,771 Number of ordinary shares 167,645,373 167,645,373 Net tangible assets backing per ordinary Security $ 7.25 6.39 Number of CDIs 1,676,453,731 1,676,453,731 Net tangible assets backing per CDI $ 0.72 0.64